Exhibit 99.2

CASE EMERGENCY SYSTEMS

BALANCE SHEET

June 30, 2022

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents (Note A)	$758,022
Accounts Receivable (Note A)	1,303,128
Inventory (Note A)	2,317,984
Prepaid Expenses	23,560

TOTAL CURRENT ASSETS	4,402,694

PROPERTY AND EQUIPMENT
Property and Equipment, net of accumulated depreciation of $446,602 (Notes A & C)	516,371

OTHER ASSETS
Security Deposits	24,513
Goodwill (Note A)	412,463

TOTAL OTHER ASSETS	436,976

TOTAL ASSETS	$5,356,041

The accompanying notes are an integral part of these financial statements.

CASE EMERGENCY SYSTEMS

BALANCE SHEET

June 30, 2022

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$604,465
Deferred Income (Note A)	72,049
Current Portion of Long-Term Debt (Note D)	98,555
Current Portion of Capital Leases (Note E)	240,031

TOTAL CURRENT LIABILITIES	1,015,100

LONG-TERM LIABILITIES
Long-Term Debt, net of current portion (Note D)	4,083,114
Capital Leases, net of current portion (Note E)	259,719

TOTAL LONG-TERM LIABILITIES	4,342,833

TOTAL LIABILITIES	5,357,933

STOCKHOLDER'S EQUITY
Common Stock - 1,000 Shares Authorized,
1,000 Issued and Outstanding	1,000
Additional Paid in Capital	390,446
Retained Earnings	(393,338)

TOTAL STOCKHOLDER'S EQUITY	(1,892)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$5,356,041

The accompanying notes are an integral part of these financial statements.

CASE EMERGENCY SYSTEMS

STATEMENT OF INCOME

Six Months Ended June 30, 2022

REVENUES
Sales (Note A)	$5,002,925

COST OF SALES	3,233,864

GROSS PROFIT	1,769,061

EXPENSES
Automobile Expenses	75,546
Bank and Credit Card Fees	4,155
Depreciation and Amortization	56,349
Dues and Subscriptions	10,874
General and Administrative	42,545
Insurance	18,786
Interest	67,022
Salaries and Payroll Taxes	564,774
Professional Fees	190,900
Rent	96,796
R&D Related Expenses	129,468
Sales Department	328,073
Telephone	12,934
Travel	8,253
Utilities	8,581

TOTAL EXPENSES	1,615,056

INCOME FROM OPERATIONS	154,005

OTHER INCOME
Employee Retention Credit (ERC Tax Credits)	7,973
Gain (Loss) on Sale of Property & Equipment	30,014

TOTAL OTHER INCOME	37,987

INCOME BEFORE TAXES	191,992

Income Tax Expense (Note B)	800
NET INCOME	$191,192

The accompanying notes are an integral part of these financial statements.

CASE EMERGENCY SYSTEMS

STATEMENT OF STOCKHOLDER'S EQUITY

Six Months Ended June 30, 2022

	Common Stock		Additional
			Paid In	Retained Earnings
	Shares	Amount	Capital	(Accumulated Deficit)	Total
Beginning Balance, January 1, 2022	1,000	$1,000	$390,446	$(296,904)	$94,542

Contributions	-	-	-	-	-

Distributions	-	-	-	(287,626)	(287,626)

Net Income	-	-	-	191,192	191,192

Ending Balance, June 30, 2022	1,000	$1,000	$390,446	$(393,338)	$(1,892)

The accompanying notes are an integral part of these financial statements.

CASE EMERGENCY SYSTEMS

STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$191,192
Gain on Sale of Property & Equipment	(30,014)
Adjustments to Reconcile Net Income to Net Cash
Provided(Used) by Operating Activities:
Depreciation	56,349
Cash Provided(Used) by Changes in
Operating Assets and Liabilities:
Accounts Receivable	(860,169)
Inventory	431,480
Prepaid Expense	43,766
Accounts Payable and Accrued Expenses	(267,502)
Deferred Income	(1,100)
Security Deposits	(1,201)

CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(437,199)

INVESTING ACTIVITIES
Disposal of Fixed Assets	30,014
Purchases of Property & Equipment	(7,000)

CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	23,014

CASH FLOW FROM FINANCING ACTIVITIES
Payments of Long-Term-Debt	(90,752)
Payments of Capital Leases	(70,765)
Stockholder Distributions	(287,626)

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	(449,143)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(863,328)

Cash and Cash Equivalents at Beginning of Year	1,621,350

CASH AND CASH EQUIVALENTS AT END OF YEAR	$758,022

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest Expense	$67,022
Income Taxes Paid	800

The accompanying notes are an integral part of these financial statements.

CASE Emergency Systems

notes to the financial statements

June 30, 2022

NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	CASE Emergency Systems (the Company) was incorporated under the laws of the State of California on April 25, 2008. The Company changed its name from CASE Systems, Inc. to CASE Emergency Systems in September 2018. The Company has adopted a December 31 year end for reporting requirements.

The Company installs and maintains call boxes in multiple states. Its client base mainly includes counties and cities throughout United States, government agencies and colleges/universities.

2.	Revenue and Cost Recognition-Fees from maintenance services revenue are recognized in the period the service is performed and the Company has determined that term of the contracts has been fulfilled. Installation or upgrades revenue are recognized upon completion of the project/contracts. In certain cased, deferred revenue is recognized to account for unfinished contracts.

Costs of sales include all direct materials and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tool, repairs and other expenses. General and administrative expenses are recognized as incurred. Changes in job performance, conditions and estimated profitability may result in revision to costs and income and recognized in the period in which the revisions are determined.

3.	Use of Estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

4.	Cash & Cash Equivalents-Amounts include cash on hand, cash in checking and savings accounts with banks. All short-term debt securities with a maturity of three months or less are considered cash equivalents.

5.	Concentration of Cash and Credit Risk-The Company maintains deposits in financial institutions that at times exceed the insured amount of $250,000 provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At June 30, 2022, the Company had no uninsured cash balances.

6.	Accounts Receivable-Balances represent billed amounts uncollected prior to June 30, 2022 which are reported at the amount management expects to collect from outstanding balances. Difference between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company recorded $2,501 in allowance for doubtful accounts as of June 30, 2022.

7.	Property and Equipment-Amounts are stated at cost. The straight-line method of depreciation is followed for financial reporting purposes. Depreciation is provided in amounts sufficient to relate the cost of assets to operations over their estimated service lives or the lives of the respective leases, whichever is shorter. Maintenance and repairs are charged to expense. Major renewals and improvements are capitalized. Gains and losses on dispositions are credited or charged to earnings as incurred. Depreciation is provided at rates based on the following estimated useful lives:

Furniture and Equipment	5-7 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed using the accelerated cost recovery systems and the modified accelerated cost recovery system.

Goodwill of $412,463 represents cost of purchased goodwill related to the acquisition of a business in 2008. Periodically, the Company reviews the carrying values of its intangible assets. Management believes that there has been no impairment of intangible assets as reflected in these financial statements.

8.

Leases-The Company’s truck fleet are leased through a third party rental program, and meet the criteria for capitalization classified as capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred.

9.	Inventory-Parts inventory mainly consists of parts and material, stored in various warehouse/storage facilities. Inventory is stated at the lower cost or market. Cost is determined by the average cost. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value. Inventory totaled $2,701,946 as of June 30, 2022.

10.	Fair Value of Financial Instruments-Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures”, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

11.

Cash and Cash equivalents, Accounts Receivable, Inventory, Accounts Payable & Accrued Liabilities—The carrying amounts reported on the balance sheet for these items are a reasonable estimate of fair value.

12.	Long-term Debt-The fair value of debt is estimated based on the present value of cash flows required under the debt arrangement, using a discounting rate based on interest rates for similar debt instruments. The carrying amount approximated fair value as of June 30, 2022.

NOTE B-INCOME TAXES:

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company’s taxable income in their individual income tax returns. The State of California imposes a tax of 1 ½% of taxable income or $800, whichever is greater.

Provisions for state income tax are as follows:

2022
California	$800

The Company is required to file tax returns in New York and Texas.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to report information regarding its exposure to various tax position taken by the Company. The Company has determined whether any tax positions have met the recognition threshold and has measured the Company’s exposure to those tax positions. Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. Federal and state taxing authorities generally have the right to examine and audit the previous three years of tax returns filed. Any interest or penalties assessed to the Company are recorded in operating expenses. No interest or penalties from federal or state taxing authorities were recorded in the accompanying financial statements.

NOTE C-PROPERTY AND EQUIPMENT:

At June 30, 2022, the company had the following property and equipment:

Furniture and Equipment	$21,662
Vehicles	941,311

Total Property and Equipment	962,973

Accumulated Depreciation	(446,602)

Net Property and Equipment	$516,371

NOTE D-LONG-TERM DEBT:

Long-Term Debt as of June 30, 2022 consisted of the following:

Unsecured term loan to Calprivate Bank, matures in March 2041, with Interest rate of 3.75%. Monthly payment of $26,323.	$2,147,519

Unsecured SBA Loan, matures in October 2051, with Interest rate of 3.75%. Monthly payment of $9,878.	2,034,150

Total Debt	4,181,669

Less: Current Portion	98,555

Total Long-Term Debt	$4,083,114

NOTE E-CAPITAL LEASE OBLIGATIONS:

The Company acquired vehicles under the provisions of a capital lease. Long-term capital lease obligations as of June 30, 2022 consisted of:

Capital Leases for Ford Motor Credit, with interest rates ranging from 0.90% to 4.34%, maturing in various dates from 2022 to 2025.	$499,750

Less: Current Portion	240,031

Total Long-Term Capital Leases	$259,719

NOTE F-FAIR VALUE MEASUREMENTS:

FASB ASC Topic 820 specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with FASB ASC Topic 820, the following summarizes the fair value hierarchy:

Level 1 Inputs—Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs—Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs—Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

FASB ASC Topic 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of June 30, 2022, there were no assets and liabilities measured at fair value.

NOTE G-SUBSEQUENT EVENT:

CASE has entered into an agreement with a third party buyer Knightscope, Inc. on October 14, 2022 pursuant to an Asset Purchase Agreement to sell specified assets from its emergency call box and communications business for approximately $6.4 million, subject to finalization of working capital balances.